RESULTS OF SHAREHOLDER MEETING




On November 6, 2006, a special shareholder meeting of the Trusts and Funds was held to consider several proposals as listed below. At that meeting, shareholders of Growth and
Income Trust and Heritage Income Trust approved the proposals. Because the remaining Funds and Trusts did not reach a quorum or had an insufficient number of votes to pass one or more proposals, those Funds and Trusts adjourned until November 21, 2006. At the November 21st meeting, shareholders of the Capital Appreciation Trust and Heritage Series Trust approved the proposal regarding the election and re-election of the Board of Trustees. In addition, shareholders of the Capital Appreciation Trust, Core Equity Fund, Diversified Growth Fund and Mid Cap Stock Fund approved the other proposals. The International Equity Fund and Small Cap Stock Fund adjourned until December 11, 2006, when shareholders approved the remaining proposals.

Re-elected to the Board of Trustees of the Trusts were C. Andrew Graham, Keith
B. Jarrett, William J. Meurer, James L. Pappas and Deborah L. Talbot as independent Trustees and Thomas A. James and Richard K. Riess as interested Trustees. Lincoln Kinnicutt was elected to the Board of Trustees of the Heritage Growth and Income Trust, Heritage Series Trust and the Heritage Income Trust. There were no votes cast against any of the nominees. The following is a summary of the shareholder votes cast for each nominee:



                                  CAPITAL              GROWTH            HERITAGE             HERITAGE
                             APPRECIATION            & INCOME              INCOME               SERIES
                                    TRUST               TRUST               TRUST                TRUST
                         FOR    ABSTAINED       FOR ABSTAINED       FOR ABSTAINED        FOR ABSTAINED
C. Andrew Graham  11,299,568      283,146 4,580,574   123,231 4,655,495    79,816 41,198,999 2,255,622
Keith B. Jarrett  11,299,165      283,549 4,584,947   118,858 4,656,673    78,638 41,226,763 2,227,859
William J. Meurer 11,302,925      279,789 4,584,947   118,858 4,657,608    77,703 41,236,739 2,217,883
James L. Pappas   11,301,955      280,759 4,584,947   118,858 4,656,867    78,444 41,237,082 2,217,539
David M. Phillips 11,301,605      281,109 4,574,928   128,877 4,654,823    80,488 41,214,541 2,240,080
Deborah L. Talbot 11,304,433      278,281 4,579,301   124,504 4,655,745    79,567 41,214,447 2,240,174
Lincoln Kinnicutt        N/A          N/A 4,584,947   118,858 4,653,128    82,183 41,216,356 2,238,265
Thomas A. James   11,301,216      281,498 4,580,574   123,231 4,655,103    80,208 41,239,641 2,214,981
Richard K. Riess  11,302,063      280,651 4,581,184   122,621 4,653,536    81,776 41,212,291 2,242,330
There were 0 votes against.

The following is each additional matter submitted to shareholder vote and a summary of the voting results:

                                               CAPITAL       CORE DIVERSIFIED    GROWTH      HIGH INTERNATIONAL    MID CAP SMALL CAP
                                          APPRECIATION     EQUITY      GROWTH  & INCOME     YIELD        EQUITY      STOCK     STOCK
                                                                                             BOND
                                                 TRUST       FUND        FUND     TRUST      FUND          FUND       FUND      FUND
1. RE-CLASSIFYING THE INVESTMENT OBJECTIVE AS NON-
FUNDAMENTAL
For                                          8,157,873 33,288,078   3,149,922 3,341,781 3,509,299     2,726,001 16,681,602 4,468,357
Against                                        275,200     97,619     239,940   102,740   100,854       139,026    621,181   258,307
Abstained                                      394,002    133,612     144,517   170,830   135,407       449,149    700,490   209,164
2. MODERNIZING THE FUNDAMENTAL INVESTMENT POLICIES OF
THE FUNDS IN REGARDS TO:
A. BORROWING
For                                          8,187,925  3,288,371   3,132,871 3,367,529 3,502,699     2,752,550 16,716,577 4,572,754
Against                                        249,576    100,675     247,650    81,059   116,001       123,781    603,295   150,952
Abstained                                      389,574    167,481     144,749   129,544   135,971       437,846    683,402   212,121
B. COMMODITIES
For                                          8,175,435  3,304,629   3,141,307 3,381,200 3,502,950     2,772,358 16,731,319 4,579,326
Against                                        270,360     85,815     242,566    57,938   105,310       106,377    593,635   146,379
Abstained                                      381,281    166,083     141,396   138,994   146,419       435,442    678,319   210,123
C. CONCENTRATION
For                                          8,266,603  3,293,445   3,155,625 3,386,455     3,529     2,776,913 16,807,477 4,595,716
Against                                        215,227     86,273     228,367    56,637    81,340        94,517    513,681   124,766
Abstained                                      378,245    176,809     141,278   135,042   144,247       442,746    682,115   215,346
D. DIVERSIFICATION
For                                          8,238,094  3,298,139   3,170,521 3,385,087 3,514,732     2,792,416 16,831,814 4,619,441
Against                                        212,067     84,759     221,548    64,476    94,197        87,507    496,408   105,567
Abstained                                      376,914    173,629     133,200   127,570   145,742       434,254    675,051   210,820
E. LOANS, REPURCHASE AGREEMENTS AND LOANS OF PORTFOLIO
SECURITIES
For                                          8,197,887  3,297,551   3,149,703 3,386,121 3,500,804     2,773,100 16,755,910 4,591,634
Against                                        240,432     81,609     238,721    53,639   111,978       104,194    552,589   132,821
Abstained                                      388,755    177,367     136,845   138,372   141,889       436,883    694,774   211,373
F. REAL ESTATE
For                                          8,223,567  3,324,276   3,161,599 3,407,791 3,504,604     2,775,506 16,845,818 4,646,460
Against                                        224,028     73,637     230,529    55,704   104,206       105,773    505,392   117,287
Abstained                                      379,480    158,614     133,141   114,637   145,860       432,898    652,064   202,081
G. SENIOR SECURITIES
For                                          8,218,483  3,315,430   3,161,976 3,384,138 3,513,891     2,788,920 16,845,908 4,610,460
Against                                        229,107     77,872     231,113    69,606   103,133        94,402    506,061   127,816
Abstained                                      379,485    163,225     132,180   124,389   137,647       430,855    651,305   197,552
H. UNDERWRITING
For                                          8,209,309  3,317,834   3,158,167 3,380,054 3,504,532     2,767,428 16,810,248 4,613,221
Against                                        233,105     75,099     230,777    62,343   112,056       104,619    530,069   123,598
Abstained                                      384,661    163,594     136,325   135,735   138,083       442,129    662,956   199,009
I. OIL, GAS AND OTHER MINERAL PROGRAMS
For                                          8,236,579  3,321,778         N/A 3,395,678     3,532     2,784,181        N/A 4,609,141
Against                                        223,105     74,941         N/A    64,420    88,422        92,745        N/A   128,726
Abstained                                      384,661    159,808         N/A   118,032   133,928       437,251        N/A   197,961
J. MARGIN PURCHASES
For                                                N/A        N/A         N/A 3,361,148 3,505,564     2,764,078        N/A       N/A
Against                                            N/A        N/A         N/A    77,537   109,891       111,065        N/A       N/A
Abstained                                          N/A        N/A         N/A   139,448   139,216       439,034        N/A       N/A

                                               CAPITAL      CORE DIVERSIFIED    GROWTH       HIGH INTERNATIONAL    MID CAP SMALL CAP
                                          APPRECIATION    EQUITY      GROWTH  & INCOME YIELD BOND        EQUITY      STOCK     STOCK
                                                 TRUST      FUND        FUND     TRUST       FUND          FUND       FUND      FUND
K. SHORT SALES
For                                                N/A       N/A         N/A       N/A  3,504,206     2,765,216        N/A       N/A
Against                                            N/A       N/A         N/A       N/A    103,832       104,875        N/A       N/A
Abstained                                          N/A       N/A         N/A       N/A    146,632       444,086        N/A       N/A
L. AFFILIATED TRANSACTIONS
For                                                N/A       N/A         N/A       N/A 35,431,923           N/A        N/A       N/A
Against                                            N/A       N/A         N/A       N/A     76,361           N/A        N/A       N/A
Abstained                                          N/A       N/A         N/A       N/A    135,118           N/A        N/A       N/A
3. APPROVING AN INVESTMENT ADVISORY AGREEMENT BETWEEN
HERITAGE AND THE FUNDS
For                                          8,276,407 3,325,416   3,315,831 3,403,286  3,547,237     2,787,532 16,918,199 4,637,056
Against                                        176,789    69,456      77,009    52,536     76,684        83,219    440,160   107,510
Abstained                                      373,879   161,655     132,429   122,311    130,750       443,426    644,915   191,262
4. APPROVING A SUBADVISORY AGREEMENT BETWEEN HERITAGE
AND GOLDMAN SACHS INVESTMENT MANAGEMENT, L.P.
For                                          8,250,964       N/A         N/A       N/A        N/A           N/A        N/A       N/A
Against                                        201,559       N/A         N/A       N/A        N/A           N/A        N/A       N/A
Abstained                                      374,552       N/A         N/A       N/A        N/A           N/A        N/A       N/A
5. APPROVING A SUBADVISORY AGREEMENT BETWEEN HERITAGE
AND EAGLE
For                                          8,255,573 3,332,422   3,310,487 3,379,823        N/A           N/A 16,888,674 4,616,855
Against                                        186,651    65,515      84,319    56,306        N/A           N/A    465,871   119,395
Abstained                                      384,851   158,590     130,463   142,003        N/A           N/A    648,728   199,578
6. APPROVING A SUBADVISORY AGREEMENT BETWEEN HERITAGE
AND AWAD
For                                                N/A       N/A         N/A       N/A        N/A           N/A        N/A 4,613,768
Against                                            N/A       N/A         N/A       N/A        N/A           N/A        N/A   118,225
Abstained                                          N/A       N/A         N/A       N/A        N/A           N/A        N/A   203,836
7. APPROVING MANAGER'S STRUCTURE WHICH WOULD ALLOW
HERITAGE AND THE BOARD TO ENTER INTO, TERMINATE OR
MATERIALLY AMEND
SUBADVISORY AGREEMENTS WITHOUT OBTAINING FUTURE
SHAREHOLDER APPROVAL
For                                          8,164,031       N/A         N/A       N/A        N/A           N/A 16,671,082 4,586,071
Against                                        283,233       N/A         N/A       N/A        N/A           N/A    643,891   148,994
Abstained                                      379,811       N/A         N/A       N/A        N/A           N/A    688,300   200,763